Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

INCREASES FULL YEAR 2019 FINANCIAL GUIDANCE

NASHVILLE, Tenn. – November 6, 2019 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2019.

Highlights of Third Quarter 2019 vs. Third Quarter 2018

•	Total revenue of $508.5 million, an increase of 10%

•	CoreCivic Safety revenue of $457.8 million, an increase of 8%

•	CoreCivic Community revenue of $30.8 million, an increase of 23%

•	CoreCivic Properties revenue of $19.8 million, an increase of 30%

•	Net income of $49.0 million, an increase of 20%

•	Adjusted net income of $55.9 million, an increase of 30%

•	Diluted EPS of $0.41, an increase of 21%

•	Adjusted diluted EPS of $0.47, an increase of 31%

•	Normalized FFO per diluted share of $0.70, an increase of 21%

•	Adjusted EBITDA of $115.4 million, an increase of 16%

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “During the third quarter we continued to experience positive growth across all three of our business segments due to the activation of multiple new state and federal contracts and positive contributions from our M&A activity. We have increased our full-year 2019 financial guidance for the third consecutive quarter, and we are seeing a growing number of new opportunities to meet our government partners’ needs that would potentially make use of most of our available capacity.

“We provide mission-critical infrastructure to our government partners, allowing them to more effectively and efficiently carry out the important public services they provide. Our ability to adapt and respond to their evolving needs in a cost effective, humane and flexible manner allows government agencies to solve problems in ways they cannot do alone. We are extremely proud of our mission and of the hard work all of our employees – including officers, chaplains, teachers, nurses, veterans and many others – perform on a daily basis and their dedication to helping the individuals entrusted to our care.”

Third Quarter 2019 Results

Net income generated in the third quarter of 2019 totaled $49.0 million, or $0.41 per diluted share, compared with $41.0 million, or $0.34 per diluted share, in the third quarter of 2018. Adjusted for special items, net income in the third quarter of 2019 was $55.9 million, or $0.47 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the

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Third Quarter 2019 Financial Results

third quarter of 2018 of $43.0 million, or $0.36 per diluted share. Special items in the third quarter of 2019 included $6.8 million of start-up expenses to activate two previously idled facilities as a result of two new federal contracts and $0.1 million of expenses associated with mergers and acquisitions (M&A). Special items in the third quarter of 2018 included $1.0 million of expenses associated with the adoption of tax reform and $1.0 million of expenses associated with M&A.

Funds From Operations (FFO) was $76.3 million, or $0.64 per diluted share, in the third quarter of 2019, compared to $66.5 million, or $0.56 per diluted share, in the third quarter of 2018. Normalized FFO, which excludes the special items described above, was $83.1 million, or $0.70 per diluted share, in the third quarter of 2019, compared with $68.5 million, or $0.58 per diluted share, in the third quarter of 2018.

Per share results in the third quarter of 2019, compared with the third quarter of 2018, increased primarily because of higher utilization of our existing contracts with the U.S. Marshals Service (USMS) and U.S. Immigration and Customs Enforcement (ICE), contributions from recent acquisitions, and business from new state and federal contracts. Per share results in the third quarter of 2019 also include $0.03, net of tax, for the favorable settlement of a contractual dispute with respect to revenues that would have been recognized during the previous several years, and $0.02 per share for a bonus award earned under one of our CoreCivic Safety contracts for exceptional operating performance, partially offset by the expected decline in populations from the state of California. All California populations had been transferred back to the State as of June 30, 2019.

EBITDA was $108.5 million in the third quarter of 2019, compared with $104.2 million in the third quarter of 2018. Adjusted EBITDA was $115.4 million in the third quarter of 2019, compared with $99.7 million in the third quarter of 2018. Adjusted EBITDA excludes the special items described above, and Adjusted EBITDA for the third quarter of 2018 includes the portion of rental payments for the South Texas Family Residential Center (STFRC) that was classified as depreciation and interest expense for financial reporting purposes, to more properly reflect the cash flows associated with the lease. CoreCivic adopted Accounting Standards Codification 842, “Leases”, (ASC 842) on January 1, 2019. Upon adoption of ASC 842, all rental payments associated with this lease are classified as operating expenses.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Third Quarter 2019 Financial Results

Business Development Update

Safety Segment

Update on Activation of the Eden Detention Center for New Contract with USMS. On May 23, 2019, we announced a new contract under an Intergovernmental Agreement between the City of Eden, Texas and the USMS to activate CoreCivic’s idle 1,422-bed Eden Detention Center in Eden, Texas. The new agreement also permits ICE to utilize capacity at the facility at any time in the future. The facility began accepting detainees under the new contract as of July 29, 2019. Today, utilization of the facility is approximately 75%. Following the activation process, the new contract is expected to generate approximately $35 million to $40 million in annualized revenue.

Update on Activation of the Torrance County Detention Facility for New Contract with ICE. On May 16, 2019, we announced a new contract under an Intergovernmental Agreement between Torrance County, New Mexico and ICE to activate CoreCivic’s idle 910-bed Torrance County Detention Facility in Estancia, New Mexico. The facility began accepting detainees under the new contract as of August 9, 2019. Today, utilization of the facility is approximately 40%. Following the activation process, the new contract is expected to generate approximately $25 million to $30 million in annualized revenue.

Otay Mesa Detention Center Expansion Update. We completed construction on the 512-bed expansion of our Otay Mesa Detention Center in San Diego, California, at the end of the third quarter of 2019. The $39 million expansion increased the operational capacity of the facility to 1,994 beds, and we began to accept additional offender populations from USMS and ICE in October 2019, one month ahead of schedule. Approximately 1,725 beds at the facility are currently utilized by USMS and ICE. Due to longstanding regional demand for additional capacity from both the USMS and ICE, we anticipate full utilization of the expansion to be completed during the fourth quarter of 2019.

2020 Debt Maturity

We have $325.0 million of senior unsecured notes maturing in April 2020. We currently have capacity under our revolving credit facility to repay these notes prior to their maturity, and expect to continue to have such capacity through maturity. We will also monitor the capital markets and may issue debt securities or obtain other forms of capital if, and when we determine that market conditions are favorable, utilizing the net proceeds to refinance such notes.

Third Quarter 2019 Financial Results

2019 Financial Guidance

Based on current business conditions, the Company is providing the following financial guidance for the fourth quarter 2019 and the following updated guidance for the full year 2019:

	Fourth Quarter 2019	Full Year 2019
		Prior Guidance	Current Guidance
➣ Diluted EPS	$0.37 to $0.41	$1.56 to $1.60	$1.61 to $1.65
➣ Adjusted EPS per diluted share	$0.38 to $0.42	$1.68 to $1.72	$1.74 to $1.78
➣ FFO per diluted share	$0.60 to $0.64	$2.50 to $2.54	$2.54 to $2.58
➣ Normalized FFO per diluted share	$0.60 to $0.64	$2.58 to $2.62	$2.64 to $2.68

During 2019, we expect to invest approximately $183.8 million to $188.3 million in capital expenditures, consisting of approximately $122.5 million to $124.5 million in prison construction and expansion costs, primarily associated with the ongoing construction project in Lansing, Kansas and the recently completed expansion of the Otay Mesa Detention Center; approximately $31.0 million to $31.5 million in maintenance capital expenditures on real estate assets; approximately $24.5 million to $26.5 million for capital expenditures on other assets and information technology; and $5.8 million for costs and expenses associated with the relocation of the Company’s headquarters. Construction of the Lansing Correctional Facility in Kansas is being 100% financed with a previously disclosed private placement of $159.5 million of non-recourse senior secured notes that are drawn during the construction period. These notes have a yield to maturity of 4.43% and are scheduled to mature in January 2040. These estimates exclude M&A activity.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2019. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2019. Written materials used in the investor presentations will also be available on our website beginning on or about November 12, 2019. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 7, 2019, to discuss our third quarter 2019 financial results and updated full year 2019 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The live broadcast can also be accessed by dialing 800-367-2403 in the U.S. and Canada, including the confirmation passcode 5696010. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay

Third Quarter 2019 Financial Results

available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on November 7, 2019, through 1:00 p.m. central time (2:00 p.m. eastern time) on November 15, 2019. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 5696010.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize current available beds; (v) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vi) our ability to successfully identify and consummate future acquisitions and

Third Quarter 2019 Financial Results

our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (vii) increases in costs to develop or expand real estate properties that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, cost inflation, and material shortages, resulting in increased construction costs; (viii) our ability to meet and maintain qualification for taxation as a REIT; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$47,537	$52,802
Restricted cash	25,541	21,335
Accounts receivable, net of allowance of $2,825 and $2,542, respectively	271,594	270,597
Prepaid expenses and other current assets	35,973	28,791

Total current assets	380,645	373,525
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,487,134 and $1,516,664, respectively	2,836,841	2,830,589
Other real estate assets	239,149	247,223
Goodwill	48,169	48,169
Non-current deferred tax assets	18,951	14,947
Other assets	225,090	141,207

Total assets	$3,748,845	$3,655,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$372,411	$352,275
Current portion of long-term debt, net	342,391	14,121

Total current liabilities	714,802	366,396
Long-term debt, net	1,521,785	1,787,555
Deferred revenue	15,877	26,102
Other liabilities	113,180	60,548

Total liabilities	2,365,644	2,240,601

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 119,096 and 118,674 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1,191	1,187
Additional paid-in capital	1,817,258	1,807,202
Accumulated deficit	(435,248)	(393,330)

Total stockholders’ equity	1,383,201	1,415,059

Total liabilities and stockholders’ equity	$3,748,845	$3,655,660

Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES:
Safety	457,817	422,313	1,332,545	1,240,019
Community	30,848	25,133	92,120	74,651
Properties	19,828	15,281	58,083	38,897
Other	29	1	132	6

	508,522	462,728	1,482,880	1,353,573

EXPENSES:
Operating
Safety	338,116	310,698	971,706	905,670
Community	24,168	18,911	70,750	57,035
Properties	6,230	4,020	17,377	10,306
Other	221	130	413	438

Total operating expenses	368,735	333,759	1,060,246	973,449
General and administrative	32,038	25,085	94,847	77,594
Depreciation and amortization	36,654	39,465	107,768	116,114
Asset impairments	—	—	4,706	1,580

	437,427	398,309	1,267,567	1,168,737

OPERATING INCOME	71,095	64,419	215,313	184,836

OTHER (INCOME) EXPENSE:
Interest expense, net	20,975	20,534	63,073	58,608
Expenses associated with debt refinancing transactions	—	—	—	1,016
Other (income) expense	(360)	49	(614)	39

	20,615	20,583	62,459	59,663

INCOME BEFORE INCOME TAXES	50,480	43,836	152,854	125,173
Income tax expense	(1,486)	(2,842)	(5,942)	(7,205)

NET INCOME	$48,994	$40,994	$146,912	$117,968

BASIC EARNINGS PER SHARE	$0.41	$0.35	$1.23	$1.00

DILUTED EARNINGS PER SHARE	$0.41	$0.34	$1.23	$0.99

DIVIDENDS DECLARED PER SHARE	$0.44	$0.43	$1.32	$1.29

Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$48,994	$40,994	$146,912	$117,968
Special items:
Expenses associated with debt refinancing transactions	—	—	—	1,016
Charges associated with adoption of tax reform	—	1,024	—	1,024
Expenses associated with mergers and acquisitions	83	994	957	2,333
Start-up expenses	6,793	—	9,480	—
Asset impairments	—	—	4,706	1,580

Adjusted net income	$55,870	$43,012	$162,055	$123,921

Weighted average common shares outstanding – basic	119,096	118,597	119,028	118,544
Effect of dilutive securities:
Stock options	3	178	30	123
Restricted stock-based awards	90	74	104	44

Weighted average shares and assumed conversions - diluted	119,189	118,849	119,162	118,711

Adjusted Diluted Earnings Per Share	$0.47	$0.36	$1.36	$1.04

Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$48,994	$40,994	$146,912	$117,968
Depreciation and amortization of real estate assets	27,264	25,460	80,366	74,789
Impairment of real estate assets	—	—	4,428	1,580
Gain on sale of real estate assets	—	—	(287)	—

Funds From Operations	$76,258	$66,454	$231,419	$194,337
Expenses associated with debt refinancing transactions	—	—	—	1,016
Charges associated with adoption of tax reform	—	1,024	—	1,024
Expenses associated with mergers and acquisitions	83	994	957	2,333
Start-up expenses	6,793	—	9,480	—
Goodwill and other impairments	—	—	278	—

Normalized Funds From Operations	$83,134	$68,472	$242,134	$198,710

Funds From Operations Per Diluted Share	$0.64	$0.56	$1.94	$1.64

Normalized Funds From Operations Per Diluted Share	$0.70	$0.58	$2.03	$1.67

Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$48,994	$40,994	$146,912	$117,968
Interest expense	21,402	20,881	64,628	59,611
Depreciation and amortization	36,654	39,465	107,768	116,114
Income tax expense	1,486	2,842	5,942	7,205

EBITDA	$108,536	$104,182	$325,250	$300,898
Expenses associated with debt refinancing transactions	—	—	—	1,016
Expenses associated with mergers and acquisitions	83	994	957	2,333
Depreciation expense associated with STFRC lease	—	(4,147)	—	(12,306)
Interest expense associated with STFRC lease	—	(1,362)	—	(4,268)
Start-up expenses	6,793	—	9,480	—
Asset impairments	—	—	4,706	1,580

Adjusted EBITDA	$115,412	$99,667	$340,393	$289,253

Third Quarter 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending December 31, 2019		For the Year Ending December 31, 2019
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$44,500	$49,000	$191,500	$196,000
Expenses associated with mergers and acquisitions	500	500	1,500	1,500
Start-up expenses	—	—	9,500	9,500
Asset impairments	—	—	4,700	4,700

Adjusted net income	$45,000	$49,500	$207,200	$211,700

Net income	$44,500	$49,000	$191,500	$196,000
Depreciation and amortization of real estate assets	27,000	27,000	107,500	107,500
Impairment of real estate assets	—	—	4,400	4,400
Gain on sale of real estate assets	—	—	(300)	(300)

Funds From Operations	$71,500	$76,000	$303,100	$307,600
Expenses associated with mergers and acquisitions	500	500	1,500	1,500
Start-up expenses	—	—	9,500	9,500
Goodwill and other impairments	—	—	300	300

Normalized Funds From Operations	$72,000	$76,500	$314,400	$318,900

Diluted EPS	$0.37	$0.41	$1.61	$1.65

Adjusted EPS	$0.38	$0.42	$1.74	$1.78

FFO per diluted share	$0.60	$0.64	$2.54	$2.58

Normalized FFO per diluted share	$0.60	$0.64	$2.64	$2.68

Net income	$44,500	$49,000	$191,500	$196,000
Interest expense	21,000	20,500	85,500	85,000
Depreciation and amortization	36,300	36,300	144,000	144,000
Income tax expense	2,500	2,000	8,500	8,000

EBITDA	$104,300	$107,800	$429,500	$433,000
Expenses associated with mergers and acquisitions	500	500	1,500	1,500
Start-up expenses	—	—	9,500	9,500
Asset impairments	—	—	4,700	4,700

Adjusted EBITDA	$104,800	$108,300	$445,200	$448,700

Third Quarter 2019 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, prior to the adoption of ASC 842 on January 1, 2019, a portion of the rental payments for the STFRC was classified as depreciation and interest expense for financial reporting purposes in accordance with Accounting Standards Codification 840-40-55, formerly Emerging Issues Task Force No. 97-10, “The Effect of Lessee Involvement in Asset Construction”. Adjusted EBITDA included such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. Upon adoption of ASC 842, all rental payments associated with this lease are classified as operating expenses. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Start-up expenses represent the incremental operating losses incurred during the period we were activating idle correctional facilities. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, start-up expenses, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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